UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2013

GNC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	001-35113 (Commission File Number)	20-8536244 (IRS Employer Identification No.)

300 Sixth Avenue

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 288-4600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]                                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

On May 23, 2013, GNC Holdings, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  The following proposals were considered and voted upon by the Company’s stockholders at the Annual Meeting: (1) the election of three Class II directors for three-year terms expiring in 2016; (2) the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) to decrease the number of authorized shares of the Company’s common stock to 360 million by eliminating the 30 million authorized shares of the Company’s Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”); (3) the approval of an amendment to the Certificate to set the range in size of the Company’s Board of Directors (the “Board”) to be not less than seven nor more than fifteen directors; (4) the approval of an amendment to the Certificate to declassify the Board and provided for the annual election of all directors; (5) the approval of an amendment to the Certificate to delete various provisions related to certain former majority stockholders of the Company; (6) the approval of an amendment to the Certificate to permit the Company’s stockholders to take action by written consent; (7) ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as independent auditors for the Company’s fiscal year ending December 31, 2013; and (8) the approval, by non-binding vote, of the compensation paid to the Company’s named executive officers in 2012, as disclosed in the Company’s proxy materials for the Annual Meeting.

1.         The following individuals were elected to serve as Class II directors of the Company.  Votes were cast as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Philip E. Mallott	82,297,051	0	398,532	4,955,212
C. Scott O’Hara	82,133,583	0	562,000	4,955,212
Richard J. Wallace	82,294,421	0	401,162	4,955,212

In view of the approval (as described below) of the Company’s proposal to amend the Certificate to declassify the Board and provide for the annual election of directors, the foregoing directors, who were elected for three-year terms expiring at the Company’s 2016 annual meeting of stockholders, has agreed, along with each of the Company’s other directors whose terms would otherwise extend beyond the Company’s 2014 annual meeting of stockholders (the “2014 Annual Meeting”), to resign as a director effective prior to the 2014 Annual Meeting and, if recommended by the Nominating and Corporate Governance Committee of the Board, stand for re-election at the 2014 Annual Meeting.

2.         The amendment to the Certificate to eliminate the Class B Common Stock was approved.  Votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
82,673,106	8,340	14,137	4,955,212

3.         The amendment to the Certificate to set the range in size of the Board to be not less than seven nor more than fifteen directors was approved.  Votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
82,386,744	242,207	66,632	4,955,212

4.         The amendment to the Certificate to declassify the Board and provide for the annual election of all directors was approved.  Votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
82,584,343	54,502	56,738	4,955,212

5.         The amendment to the Certificate to delete various provisions related to certain former majority stockholders of the Company was approved.  Votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
82,619,429	8,186	67,968	4,955,212

6.         The amendment to the Certificate to permit the Company’s stockholders to take action by written consent was approved.  Votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
75,328,355	7,309,918	57,310	4,955,212

7.         The appointment of PwC as the Company’s independent auditors for the Company’s fiscal year ending December 31, 2013 was ratified.  Votes were cast as follows:

For	Against	Abstain
87,546,838	62,708	41,249

8.         The 2012 compensation paid to the Company’s named executive officers was approved by non-binding vote.  Votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
81,471,879	854,291	369,413	4,955,212

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 29, 2013	GNC HOLDINGS, INC.

	By:	/s/ Gerald J. Stubenhofer, Jr.
Gerald J. Stubenhofer, Jr.
Senior Vice President, Chief Legal Officer
and Secretary